EXHIBIT 32.2

MAXUS REALTY TRUST, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Maxus Realty Trust, Inc. (the “Trust”) on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John W. Alvey, Vice President and Chief Financial and Accounting Officer of the Trust, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 other than the requirement related to management’s assessment of internal control over financial reporting in accordance with Rules 13a-15(c) and 15(d)-15(c); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of December 31, 2007 (the last date of the period covered by the Report).

/s/ John W. Alvey
John W. Alvey
Treasurer and
Principal Financial Officer
March 20, 2008